Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-56764) pertaining to the 1992 Stock Option Plan, 1992 Director Stock Option Plan, Employee Stock Purchase Plan, and Employee Stock Ownership Plan, the Registration Statement (Form S-8 No. 333-03583) pertaining to the Patterson Dental Company Capital Accumulation Plan of Patterson Dental Company, the Registration Statement (Form S-8 No. 333-45742) pertaining to the Patterson Dental Company Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-87488) pertaining to the Patterson Dental Company 2001 Non-Employee Directors’ Stock Option Plan and the Patterson Dental Company Employee Stock Ownership Plan or the Thompson Dental Company Stock Ownership Plan, the Registration Statements on Form S-3 (Nos. 333-19951, 333-41199, 333-61489, 333-79147, and 333-116226), the Registration Statement (Form S-8 No. 333-101691) pertaining to the Patterson Companies, Inc. Equity Incentive Plan, and the Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-114643) pertaining to the Patterson Dental Company’s Stock Option Plan for Canadian Employees of our reports dated June 30, 2006, with respect to the Consolidated Financial Statements and schedule of Patterson Companies, Inc., Patterson Companies, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Patterson Companies, Inc., included in this Annual Report (Form 10-K) for the year ended April 29, 2006.

/s/    Ernst & Young LLP

Minneapolis, Minnesota

July 13, 2006